UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 20, 2015
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Open Text Corporation
(Exact name of Registrant as specified in its charter)
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Canada	0-27544	98-0154400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
275 Frank Tompa Drive, Waterloo, Ontario, Canada N2L 0A1
(Address of principal executive offices)
(519) 888-7111
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
•Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
•Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
•Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
•Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Cost Associated with Exit or Disposal Activities.
On May 20, 2015, Open Text Corporation (“OpenText” or the “Company”) announced that it is initiating a restructuring program, approved by its board of directors, in conjunction with organizational changes to support its Cloud strategy and drive further operational efficiencies.
The restructuring program costs are expected to be primarily related to employee severance arrangements and facility expenses, and are expected to result in a pre-tax restructuring charge of approximately $25 million, of which approximately $16 million is related to employee severance arrangements and approximately $9 million is related to facility exit costs, total cash payments in the same amounts, and a reduction in the Company’s workforce by approximately 5 percent. The Company expects these charges to be incurred, and the employee severance costs to be paid out, substantially in the First Quarter of Fiscal Year 2016, with the remainder of costs to be paid out thereafter.
The amount of restructuring charges and other expected impacts from the restructuring program described above are all estimates, and the actual results could vary materially.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 20, 2015, the Company announced that Jon Hunter, Executive Vice President, Worldwide Field Operations, is no longer with OpenText effective May 20, 2015.

Item 7.01	Regulation FD Disclosure.
On May 20, 2015, Open Text Corporation issued a press release regarding the matters described in this Current Report on Form 8-K. A copy of the press release is being furnished herewith as Exhibit 99.1. The website address of OpenText is included in the press release as an inactive textual reference only. The information contained on this website is not part of the press release and shall not be deemed furnished to the SEC.
The information set forth in this Item 7.01 including Exhibit 99.1 is being furnished under Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 8.01	Other Events.
OpenText announced on May 20, 2015 that Mark J. Barrenechea, President and Chief Executive Officer (“CEO”), has resumed full involvement in day-to-day operations of the Company after previously announcing on February 23, 2015 that he would reduce his involvement for approximately 100 days to seek treatment for Leukemia. The CEO Operating Committee that had been established to assist in the management of the Company’s day-to-day operations has been disbanded.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release issued by Open Text Corporation on May 20, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEN TEXT CORPORATION

May 21, 2015	By:	/s/ John M. Doolittle
John M. Doolittle Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release issued by Open Text Corporation on May 20, 2015